SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 16, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
EXHIBITS
Item 9. Information Furnished Under Item 12. (Results of Operations and Financial Condition).
SIGNATURE
EXHIBIT INDEX
New Release dated July 16, 2003
Form 8-K dated July 16, 2003

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated July 16, 2003	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 9.	Information Furnished Under Item 12. (Results of Operations and Financial Condition).

     Our news release dated July 16, 2003 and supplemental financial information, concerning second quarter 2003 financial results, filed as Exhibits 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct two conference calls on July 16, 2003 to review second quarter results.

     Allan Gilmour, Ford’s Vice Chairman, and Don Leclair, Ford’s newly appointed Chief Financial Officer, will host a conference call with investors and the news media to review our second quarter results that will begin at 8:30 a.m. Investors can hear this conference call by dialing 800-299-0148 (617-801-9711 for international dial-in) or on the Internet at www.shareholder.ford.com.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, Don Leclair, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 800-299-0148 (617-801-9711 for international dial-in). The passcode for both numbers is a verbal response of "Ford Fixed Income".

     Investors can access replays of these calls by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com or by dialing 888-286-8010 (617-801-6888 for international dial-in), passcode 71437872 for the Mr. Gilmour call and passcode 61496761 for the Mr. Macdonald call. The times referenced above are Eastern Daylight Saving Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover cost performance, net pricing, operating cash flows, and managed leverage and credit loss ratios at our Ford Motor Credit Company (“Ford Credit”) subsidiary. Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Cost Performance. Slides 1 and 4 of Exhibit 99.8 indicate that we have achieved $1.3 billion in cost performance improvement for the second quarter of 2003. Exhibit 99.1, slides 15 and 16 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that we have achieved $1.9 billion in cost performance improvement for the first half of 2003. Slides 15 through 17 of Exhibit 99.8 indicate that we expect to achieve $2.5 billion in cost performance improvement for the full year 2003. Slide 15 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that we have a milestone to improve automotive cost performance by at least $500 million in 2003 over 2002. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cost performance measure is Cost of Sales and Selling, Administrative and Other Expense. The appendix (page 7 of 12) to Exhibit 99.8 contains a reconciliation of our non-GAAP cost performance financial measure to changes in Cost of Sales and Selling, Administrative and Other Expense. Cost of Sales and Selling, Administrative and Other Expense decreased by $0.4 billion in the second quarter of 2003, compared with the first quarter of 2002 and increased $0.8 billion in the first half of 2003, compared with the first half of 2002. We believe that the use of the non-GAAP cost performance measure is useful to investors because it shows changes in our costs excluding the effects of changes that we do not directly control, such as our production volume, mix of products produced or foreign currency exchange rates. On this basis, we and our investors are able to determine whether or not our underlying cost structure is improving.

     Net Pricing. Slide 15 of Exhibit 99.8 and slide 2 of Exhibit 99.9 state that our milestones are based, in part, on net pricing planning assumptions for 2003 of zero (base) and less than zero (full year outlook) in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% (base) and less than zero (full year outlook) in Europe (for Ford brand vehicles), in each case at constant volume, mix and foreign currency exchange rates, compared to 2002. These slides further indicate changes in net pricing of negative 1.2% and negative 2.0% in the United States and Europe, respectively, in the first half of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales on a per unit basis in the first half of 2003 compared with the first half of 2002 was an increase of 3.3% for the United States and an increase of 7.5% for Europe. The appendix (page 5 of 12) to Exhibit 99.8 contains a reconciliation of the change in net pricing in the first half of 2003 compared with the first half of 2002 to the change in Automotive Sales for the same periods.

     Operating Cash Flows. Slides 2 and 14 of Exhibit 99.8 discuss our operating-related cash flows for the second quarter and first half of 2003, and slide 15 of Exhibit 99.8 and slide 2 of Exhibit 99.9 discuss our milestone for operating-related cash flow for 2003. Slides 2 and 14 of Exhibit 99.8 indicate that we had positive operating cash flow of $1.6 billion for the second quarter 2003. Slides 2, 14 and 15 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that we had positive operating cash flow of $2.2 billion ($3.1 billion including tax refunds) for the first half of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. The appendix (page 12 of 12) to Exhibit 99.8 contains a reconciliation of our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading was $2.7 billion for second quarter 2003 and $5.7 billion for the first half of 2003. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the net cash generated by our operations.

     Managed Leverage. Slides 13 and 15 of Exhibit 99.8 and slides 2, 4 and 14 of Exhibit 99.9 discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. The appendix (pages 8 through 10 of 12) to Exhibit 99.8 contains a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. These slides indicate that Ford Credit’s financial statement and managed leverage at June 30, 2003 were 11.3 and 12.9 to 1, respectively. Slide 15 of Exhibit 99.8 and slide 2 of Exhibit 99.9 indicate that Ford Credit has a milestone to maintain managed leverage in the low end of 13-14 to 1 range. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects in changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. Slide 13 of Exhibit 99.8 and slides 4 and 5 of Exhibit 99.9 discuss Ford Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. Slide 13 of Exhibit 99.8 and slides 4 and 5 of Exhibit 99.9 indicate that Ford Credit’s total on-balance sheet credit loss ratio was 1.50% (including credit losses on reacquired receivables) and was 1.44% (excluding credit losses on reacquired receivables) for the second quarter 2003. Slide 5 of Exhibit 99.9 indicates that Ford Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease segment was 1.82% (including credit losses on reacquired receivables) and was 1.70% (excluding credit losses on reacquired receivables) for the same period. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables, which GAAP-based ratio is disclosed in a footnote to the slides referred to above. We believe that the use of the non-GAAP on-balance sheet credit loss ratio is useful to our investors because it provides a more complete representation of our actual on-balance sheet loss performance.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY (Registrant)

Date: July 16, 2003	By:	/s/Kathryn S. Lamping Kathryn S. Lamping Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated July 16, 2003

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

News

Contact:
Media:
Marcey Evans
1.313.594.4410
mevans13@ford.com

Investment Community:
Anne Bork
1.313.323.8221
fordir@ford.com

Shareholder Inquiries:
1.800.555.5259 or
1.313.845.8540
stockinf@ford.com

Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com

Go to http://media.ford.com
for news releases and
high-resolution photographs.

IMMEDIATE RELEASE

FORD REPORTS 2nd QUARTER NET PROFIT OF $417 MILLION, ON TRACK FOR FULL YEAR

•	Second quarter net income of $417 million, or 22 cents a share.

•	Automotive cash, marketable securities, loaned securities and VEBA assets of $28.7 billion — up $3.4 billion from year-end 2002.

•	Achieved more than $1.9 billion* in automotive cost performance improvement during first half of 2003 — more than triple the company’s full year target.

DEARBORN, Mich., July 16 — Ford Motor Company [NYSE: F] today reported net income of $417 million, or 22 cents a share, for the second quarter of 2003.

This compares with net income of $570 million, or 29 cents a share, in the second quarter of 2002.

Ford had pre-tax profits of $718 million during the second quarter of 2003, compared with pre-tax profits of $1 billion in the second quarter of 2002.

During the first half of 2003, Ford had pre-tax profits of $2.1 billion, compared with pre-tax profits of $1 billion during the same period a year ago.

* See page 5 of release for reconciliation to GAAP

Second quarter 2003 revenue declined to $40.7 billion from $42.2 billion in the second quarter of 2002. Worldwide vehicle unit sales in the 2003 second quarter were 1,717,000, down about 7 percent from 1,854,000 a year ago.

“Our second quarter financial performance and our achievements in the past 18 months since we announced our Revitalization Plan demonstrate that we are delivering the results that are needed to keep the company solidly on track,” said Bill Ford, chairman and CEO. “We remain committed to our product-led Revitalization Plan, and we are moving ahead as promised with an exciting lineup of new vehicles coming to market — the first of which is the new Ford F-150 pickup, arriving in dealerships very soon.”

AUTOMOTIVE SECTOR

On a pre-tax basis, Ford’s worldwide automotive sector reported a profit of $3 million during the second quarter of 2003, compared with earnings of $403 million a year ago.

Worldwide automotive revenue declined by $1 billion from $35.2 billion during the second quarter of 2002 to $34.2 billion in the second quarter of 2003.

Automotive cash, marketable securities, loaned securities and Voluntary Employee Beneficiary Association (VEBA) assets at June 30 rose to $28.7 billion, up from $26.6 billion at the end of the first quarter, and up from $25.3 billion at the end of 2002.

NORTH AMERICA AUTOMOTIVE

North America Automotive reported a profit of $445 million on a pre-tax basis, compared with a pre-tax profit of $921 million in the second quarter of 2002. The decline reflected lower production volume and lower net pricing, offset partially by strong cost performance.

North America Automotive revenue in the second quarter of 2003 was $20.7 billion, down about 10 percent from $23.1 billion in the second quarter of 2002. North America vehicle unit sales were down 12.5 percent in the second quarter of 2003 when compared with the second quarter of 2002.

INTERNATIONAL AUTOMOTIVE

The 2003 second-quarter pre-tax loss for International Automotive was $411 million, compared with a loss of $371 million during the second quarter of 2002.

Second-quarter 2003 revenue for International Automotive increased to $13.5 billion, compared with $11.8 billion during the second quarter last year.

Ford Europe: Ford Europe incurred a pre-tax loss of $525 million in the second quarter of 2003, compared with a pre-tax loss of $18 million during the same period a year ago. The decline in earnings is primarily explained by lower net pricing, unfavorable mix, lower industry volume and dealer stock reductions, offset partially by improved cost performance and market share. Ford Europe’s revenue in the second quarter rose 6 percent to $5.2 billion, compared with $4.9 billion during the second quarter of 2002.

Ford South America: The pre-tax loss for Ford South America narrowed to $69 million during the second quarter from a loss of $198 million during the second quarter a year ago, primarily reflecting favorable exchange (largely the non-recurrence of currency devaluation a year ago), improved net pricing and market share. Revenue in South America was $435 million in the second quarter, compared with $426 million in the second quarter of 2002.

Ford Asia-Pacific: During the second quarter of 2003, Ford Asia-Pacific incurred a pre-tax loss of $28 million, compared with a pre-tax loss of $53 million in the 2002 second quarter. The improvement reflected favorable net pricing and the successful launch of the new Australian Falcon. Revenue rose to $1.4 billion, compared with $1.0 billion during the second quarter of 2002.

Premier Automotive Group (PAG): PAG reported pre-tax earnings of $166 million in the second quarter of 2003, compared with a pre-tax loss of $122 million during the second quarter of 2002. PAG benefited from both cost and revenue improvements, with growing market acceptance of the Volvo XC90 and the recently introduced Jaguar XJ. Second-quarter revenue for PAG was $6.4 billion, up from $5.5 billion a year ago.

FORD CREDIT

Ford Motor Credit Company reported net income of $401 million in the second quarter of 2003, up $71 million from earnings of $330 million in the same period a year earlier. On a pre-tax basis, Ford Credit earned $661 million in the second quarter of 2003 compared with $519 million in the second quarter of 2002. The increase in earnings primarily reflects higher income related to securitizations and a lower provision for credit losses, offset partially by the impact of lower receivables.

HERTZ

Hertz reported pre-tax earnings of $57 million in the second quarter, compared with $72 million during the same period a year ago. Strong cost performance was more than offset by unfavorable pricing and lower volume.

OUTLOOK

“Once again, we have proven that we are committed to our financial milestones,” said Allan Gilmour, vice chairman. “We continue to surpass our cost performance targets, and we continue to strengthen the balance sheet. We are focused on achieving our goals and are working through the significant challenges we face during the second half of the year and 2004.”

Ford expects a loss of about 15 cents a share in the third quarter of 2003. This expectation reflects lower planned production volumes in the third quarter. The company remains committed to its full year earnings guidance of 70 cents a share. These guidance figures do not include adverse effects that are likely to occur from the adoption in the third quarter of a new accounting standard (Financial Interpretation 46), which requires consolidation of certain entities that were previously unconsolidated.

Investors and media can hear a review of second quarter results by Allan Gilmour, vice chairman and Don Leclair, newly appointed chief financial officer, via conference call at 800-299-0148 (617-801-9711 for international dial-in) or on the Internet at http://www.shareholder.ford.com. Supporting presentation material will be available at the same Internet address. The presentation will begin at 8:30 a.m. EDT, July 16.

Ford Motor Company, headquartered in Dearborn, Michigan, is the world’s second largest automaker, with approximately 335,000 employees in 200 markets on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz. Ford Motor Company celebrated its 100th anniversary on June 16, 2003.

- # # # -

Statements included or incorporated by reference herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in South America or Asia;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	a further credit rating downgrade;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

*Reconciliation of Automotive Cost Performance To Cost Of Sales & Selling, Administrative &
Other Expense

	2nd Qtr.	1st Half
	(Bils.)	(Bils.)

Total 2002 Cost and Expenses	$(34.6)		$(66.8)
2003 B/(W) 2002
- Volume, Mix and Exchange-Related Cost Changes	$ (0.9)	$	(2.7)
- Automotive Year-Over-Year Cost Performance	$1.3		$1.9
B/(W) 2002	$0.4	$	(0.8)
Total 2003 Cost and Expenses	$(34.2)		$(67.6)

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended June 30, 2003 and 2002
(in millions, except per share amounts)

	Second Quarter		First Half

	2003	2002	2003	2002

	(unaudited)		(unaudited)
AUTOMOTIVE
Sales	$34,182	$35,197	$68,382	$67,368
Costs and expenses
Cost of sales	31,684	32,245	62,768	62,168
Selling, administrative and other expenses	2,472	2,365	4,785	4,673

Total costs and expenses	34,156	34,610	67,553	66,841

Operating income/(loss)	26	587	829	527

Interest income	134	171	282	283
Interest expense	229	336	542	697

Net interest income/(expense)	(95)	(165)	(260)	(414)

Equity in net income/(loss) of affiliated companies	72	(19)	93	(80)

Income/(loss) before income taxes — Automotive	3	403	662	33

FINANCIAL SERVICES
Revenues	6,488	7,010	13,176	14,300
Costs and expenses
Interest expense	1,598	1,885	3,242	3,873
Depreciation	2,277	2,540	4,844	5,101
Operating and other expenses	1,219	1,214	2,425	2,652
Provision for credit and insurance losses	679	771	1,272	1,731

Total costs and expenses	5,773	6,410	11,783	13,357

Income/(loss) before income taxes — Financial Services	715	600	1,393	943

TOTAL COMPANY
Income/(loss) before income taxes	718	1,003	2,055	976
Provision for/(benefit from) income taxes	195	289	531	269

Income/(loss) before minority interests	523	714	1,524	707
Minority interests in net income of subsidiaries	98	95	200	168

Income/(loss) from continuing operations	425	619	1,324	539
Income/(loss) from discontinued/held-for-sale operations	(3)	(9)	(6)	(21)
Loss on disposal of discontinued/held-for-sale operations	(5)	(40)	(5)	(40)
Cumulative effect of change in accounting principle	—	—	—	(1,002)

Net income/(loss)	$417	$570	$1,313	$(524)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$417	$567	$1,313	$(531)
Average number of shares of Common and Class B Stock outstanding	1,832	1,813	1,832	1,810

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.23	$0.34	$0.72	$0.29
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.01)
Loss on disposal of discontinued/held-for-sale operations	—	(0.02)	—	(0.02)
Cumulative effect of change in accounting principle	—	—	—	(0.55)

Net income/(loss)	$0.23	$0.31	$0.72	$(0.29)

Diluted income/(loss)
Income/(loss) from continuing operations	$0.22	$0.31	$0.67	$0.29
Income/(loss) from discontinued/held-for-sale operations	—	—	—	(0.01)
Loss on disposal of discontinued/held-for-sale operations	—	(0.02)	—	(0.02)
Cumulative effect of change in accounting principle	—	—	—	(0.55)

Net income/(loss)	$0.22	$0.29	$0.67	$(0.29)

Cash dividends	$0.10	$0.10	$0.20	$0.20

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2003 and 2002
(in millions, except per share amounts)

	Second Quarter		First Half

	2003	2002	2003	2002

	(unaudited)		(unaudited)
Sales and revenues
Automotive sales	$34,182	$35,197	$68,382	$67,368
Financial Services revenue	6,488	7,010	13,176	14,300

Total sales and revenues	40,670	42,207	81,558	81,668

Automotive interest income	134	171	282	283

Costs and expenses
Cost of sales	31,684	32,245	62,768	62,168
Selling, administrative and other expenses	5,968	6,119	12,054	12,426
Interest expense	1,827	2,221	3,784	4,570
Provision for credit and insurance losses	679	771	1,272	1,731

Total costs and expenses	40,158	41,356	79,878	80,895

Automotive equity in net income/(loss) of affiliated companies	72	(19)	93	(80)

Income/(loss) before income taxes	718	1,003	2,055	976
Provision for/(benefit from) income taxes	195	289	531	269

Income/(loss) before minority interests	523	714	1,524	707
Minority interests in net income/(loss) of subsidiaries	98	95	200	168

Income/(loss) from continuing operations	425	619	1,324	539
Income/(loss) from discontinued/held-for-sale operations	(3)	(9)	(6)	(21)
Loss on disposal of discontinued/held-for-sale operations	(5)	(40)	(5)	(40)
Cumulative effect of change in accounting principle	—	—	—	(1,002)

Net income/(loss)	$417	$570	$1,313	$(524)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$417	$567	$1,313	$(531)
Average number of shares of Common and Class B Stock outstanding	1,832	1,813	1,832	1,810

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.23	$0.34	$0.72	$0.29
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)	—	(0.01)
Loss on disposal of discontinued/held-for-sale operations	—	(0.02)	—	(0.02)
Cumulative effect of change in accounting principle	—	—	—	(0.55)

Net income/(loss)	$0.23	$0.31	$0.72	$(0.29)

Diluted income/(loss)
Income/(loss) from continuing operations	$0.22	$0.31	$0.67	$0.29
Income/(loss) from discontinued/held-for-sale operations	—	—	—	(0.01)
Loss on disposal of discontinued/held-for-sale operations	—	(0.02)	—	(0.02)
Cumulative effect of change in accounting principle	—	—	—	(0.55)

Net income/(loss)	$0.22	$0.29	$0.67	$(0.29)

Cash dividends	$0.10	$0.10	$0.20	$0.20

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$7,486	$5,180
Marketable securities	14,992	17,464
Loaned securities	4,647	—

Total cash, marketable and loaned securities	27,125	22,644

Receivables	2,438	2,065
Inventories	8,448	6,980
Deferred income taxes	3,188	3,462
Other current assets	6,316	4,551
Current receivable from Financial Services	1,329	1,062

Total current assets	48,844	40,764

Equity in net assets of affiliated companies	2,558	2,470
Net property	38,054	36,364
Deferred income taxes	12,112	11,694
Goodwill	5,094	4,805
Other intangible assets	830	812
Assets of discontinued/held-for-sale operations	—	98
Other assets	11,240	10,783

Total Automotive assets	118,732	107,790

Financial Services
Cash and cash equivalents	10,198	7,070
Investments in securities	692	807
Finance receivables, net	109,319	97,030
Net investment in operating leases	36,273	40,055
Retained interest in sold receivables	14,530	17,618
Goodwill	762	752
Other intangible assets	244	248
Assets of discontinued/held-for-sale operations	—	2,406
Other assets	16,768	16,643
Receivable from Automotive	4,273	4,803

Total Financial Services assets	193,059	187,432

Total assets	$311,791	$295,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$15,885	$14,606
Other payables	3,326	2,485
Accrued liabilities	31,509	27,644
Debt payable within one year	479	557

Total current liabilities	51,199	45,292

Long-term debt	14,001	13,607
Other liabilities	49,252	46,886
Deferred income taxes	177	303
Liabilities of discontinued/held-for-sale operations	27	138
Payable to Financial Services	4,273	4,803

Total Automotive liabilities	118,929	111,029

Financial Services
Payables	2,621	1,890
Debt	154,958	148,058
Deferred income taxes	11,623	11,644
Other liabilities and deferred income	8,578	9,448
Liabilities of discontinued/held-for-sale operations	—	831
Payable to Automotive	1,329	1,062

Total Financial Services liabilities	179,109	172,933

Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	5,669	5,670

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,396	5,420
Accumulated other comprehensive income/(loss)	(5,065)	(6,531)
Treasury stock	(1,872)	(1,977)
Earnings retained for use in business	9,606	8,659

Total stockholders’ equity	8,084	5,590

Total liabilities and stockholders’ equity	$311,791	$295,222

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Cash and cash equivalents	$17,684	$12,250
Marketable securities	15,684	18,271
Loaned securities	4,647	—
Receivables	2,438	2,065
Finance receivables, net	109,319	97,030
Net investment in operating leases	36,273	40,055
Retained interest in sold receivables	14,530	17,618
Inventories	8,448	6,980
Equity in net assets of affiliated companies	3,596	3,569
Net property	39,634	37,935
Deferred income taxes	15,320	15,213
Goodwill	5,856	5,557
Other intangible assets	1,074	1,060
Assets of discontinued/held-for-sale operations	—	2,504
Other assets	31,686	29,250

Total assets	$306,189	$289,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$21,832	$18,981
Accrued liabilities	29,117	25,088
Debt	169,438	162,222
Other liabilities and deferred income	57,547	56,276
Deferred income taxes	14,475	14,561
Liabilities of discontinued/held-for-sale operations	27	969

Total liabilities	292,436	278,097
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	5,669	5,670
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,396	5,420
Accumulated other comprehensive income/(loss)	(5,065)	(6,531)
Treasury stock	(1,872)	(1,977)
Earnings retained for use in business	9,606	8,659

Total stockholders’ equity	8,084	5,590

Total liabilities and stockholders’ equity	$306,189	$289,357

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2003 and 2002
(in millions)

	First Half 2003		First Half 2002

		Financial		Financial
	Automotive	Services	Automotive	Services

	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$5,180	$7,070	$4,064	$3,133

Cash flows from operating activities before securities trading	5,748	8,444	8,096	8,082
Net sales/(purchases) of trading securities	10	(380)	(3,766)	(60)

Net cash flows from operating activities	5,758	8,064	4,330	8,022

Cash flows from investing activities
Capital expenditures	(3,415)	(118)	(2,936)	(300)
Acquisitions of receivables and lease investments	—	(28,962)	—	(44,454)
Collections of receivables and lease investments	—	18,800	—	27,078
Net acquisitions of daily rental vehicles	—	(1,545)	—	(1,896)
Purchases of securities	(4,255)	(319)	(1,030)	(320)
Sales and maturities of securities	2,093	376	898	268
Proceeds from sales of receivables and lease investments	—	13,573	—	19,430
Proceeds from sale of businesses	77	204	—	—
Net investing activity with Financial Services	1,867	—	29	—
Cash paid for acquisitions	—	—	(22)	—
Other	489	(37)	(45)	426

Net cash (used in)/provided by investing activities	(3,144)	1,972	(3,106)	232

Cash flows from financing activities
Cash dividends	(366)	—	(369)	—
Net sales/(purchases) of Common Stock	(3)	—	92	—
Proceeds from mandatorily redeemable convertible preferred securities	—	—	4,900	—
Changes in short-term debt	(119)	(2,342)	(91)	(6,929)
Proceeds from issuance of other debt	825	7,720	265	12,359
Principal payments on other debt	(548)	(12,395)	(691)	(13,965)
Repayment of debt from discontinued operations	—	1,421	—	—
Net financing activity with Automotive	—	(1,867)	—	(29)
Other	(5)	48	(14)	478

Net cash (used in)/provided by financing activities	(216)	(7,415)	4,092	(8,086)

Effect of exchange rate changes on cash	175	240	75	249
Net transactions with Automotive/Financial Services	(267)	267	(1,001)	1,001

Net increase/(decrease) in cash and cash equivalents	2,306	3,128	4,390	1,418

Cash and cash equivalents at June 30	$7,486	$10,198	$8,454	$4,551

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended June 30, 2003 and 2002
(in millions)

	First Half

	2003	2002

	(unaudited)
Cash and cash equivalents at January 1	$12,250	$7,197

Cash flows from operating activities before securities trading	14,192	16,178
Net sales/(purchases) of trading securities	(370)	(3,826)

Net cash flows from operating activities	13,822	12,352

Cash flows from investing activities
Capital expenditures	(3,533)	(3,236)
Acquisitions of receivables and lease investments	(28,962)	(44,454)
Collections of receivables and lease investments	18,800	27,078
Net acquisitions of daily rental vehicles	(1,545)	(1,896)
Purchases of securities	(4,574)	(1,350)
Sales and maturities of securities	2,469	1,166
Proceeds from sales of receivables and lease investments	13,573	19,430
Proceeds from sale of businesses	281	—
Cash paid for acquisitions	—	(22)
Other	452	381

Net cash (used in)/provided by investing activities	(3,039)	(2,903)

Cash flows from financing activities
Cash dividends	(366)	(369)
Net sales/(purchases) of Common Stock	(3)	92
Proceeds from mandatorily redeemable convertible preferred securities	—	4,900
Changes in short-term debt	(2,461)	(7,020)
Proceeds from issuance of other debt	8,545	12,624
Principal payments on other debt	(12,943)	(14,656)
Repayment of debt from discontinued operations	1,421	—
Other	43	464

Net cash (used in)/provided by financing activities	(5,764)	(3,965)

Effect of exchange rate changes on cash	415	324

Net increase/(decrease) in cash and cash equivalents	5,434	5,808

Cash and cash equivalents at June 30	$17,684	$13,005

Exhibit 99.8

SECOND QUARTER 2003 EARNINGS REVIEW JULY 16, 2003

SECOND QUARTER 2003 SUMMARY Earnings per share $0.22 Corporate market share down in U.S. and flat in Europe North America unit revenue up; net pricing down in U.S. and Europe Continued strong automotive cost performance at $1.3 billion for the quarter* Ford Europe results unsatisfactory, while P.A.G. improved substantially Cash position improved * See Appendix (page 7 of 12) for reconciliation to GAAP

SLIDE 1

Earnings Per Share $0.22 $(0.07) $0.67 $0.96 Net Income (Mils.) $417 $(153) $1,313 $1,837 - Income from Continuing Operations 425 (194) 1,324 785 Revenue (Bils.) Total Sales and Revenue $40.7 $(1.5) $81.6 $(0.1) Automotive Sales 34.2 (1.0) 68.4 1.0 Vehicle Unit Sales (000) 1,717 (137) 3,430 (100) Automotive Return On Sales Worldwide 0.3% (0.6) Pts. 1.0% 0.8 Pts. Automotive Cash, Marketable and Loaned Securities and VEBA* Assets (Bils.) Gross $28.7 $3.8 $28.7 $3.8 Net of Automotive Debt 14.2 3.3 14.2 3.3 Operating-Related Cash Flows Before Tax Refunds 1.6 ** - 2.2 ** - * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Slide 14 for calculation and Appendix (pages 11 and 12 of 12) for reconciliation to GAAP SECOND QUARTER RESULTS 2003 B / (W) 2002 Second Quarter 2003 B / (W) 2002 First Half

SLIDE 2

TOTAL COMPANY SECOND QUARTER 2003 PROFIT / (LOSS) B / (W) 2002 $(285) $(400) $115 Memo: First Half Amount $2,055 $662 $1,393 B / (W) 2002 1,079 629 450 W'wide Auto Fin Svcs 2Q 718 10 715 Worldwide Automotive Financial Services $3 Pre-Tax Profits by Sector (Mils.) $715 $718

SLIDE 3

2003 SECOND QUARTER PRE-TAX PROFIT COMPARED WITH 2002 SECOND QUARTER 2002 2003 Volume Revenue Cost Other Fin Svcs. 1 0.7 -1.057 -0.746 1.263 0.14 0.115 Corporate Pre-Tax Profit (Bils.) $1.0 $(0.7) $(1.1) 2002 2nd Qtr. Net Pricing Cost Performance $1.3 Volume / Mix $0.7 Other $0.1 Financial Services $0.1 Automotive 2003 2nd Qtr. $(0.3)

SLIDE 4

AUTOMOTIVE SECTOR SECOND QUARTER 2003 PROFIT / (LOSS) w'wide n. a. intl other 1995 MARKET PROFITS 10 445 -411 -31 Worldwide $3 Pre-Tax Profits by Segment (Mils.) $445 $(411) North America International Other Automotive B / (W) 2002 $(400) $(476) $(40) $116 $(31)

SLIDE 5

AUTOMOTIVE SECTOR - NORTH AMERICA SEGMENT SECOND QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 921 445 1st Qtr 2nd Qtr East 23087 20698 1st Qtr 2nd Qtr East 1120 980 $445 $921 2002 2003 2002 2003 2002 2003 $20,698 $23,087 980 1,120 Memo: U.S. Mkt. Share 20.1% 19.3% Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000)

SLIDE 6

AUTOMOTIVE SECTOR - INTERNATIONAL SEGMENT SECOND QUARTER 2003 PROFIT / (LOSS) int'l europe s.a. ap pag other PBT -411 -525 -69 -28 166 45 International $(411) Pre-Tax Profits by Operation (Mils.) $(525) $166 Europe Asia Pacific South America Other $(28) $(69) B / (W) 2002 $(40) $(507) $129 $25 $288 $25 $45 P.A.G.

SLIDE 7

INTERNATIONAL SEGMENT - EUROPE SECOND QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 4881 5000 2003 2002 $5,196 $4,881 Memo: Mkt. Share 8.6% 8.7% Revenue (Mils.) 2002 2003 East 417 409 2003 2002 409 417 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -18 -525 $(18) $(525) 2003 2002 Pre-Tax Profit (Mils.)

SLIDE 8

INTERNATIONAL SEGMENT - SOUTH AMERICA SECOND QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 46 49 2002 46 Vehicle Unit Sales (000) 2003 41 1st Qtr 2nd Qtr East 426 435 2003 2002 $426 $435 Revenue (Mils.) 1st Qtr 2nd Qtr East -198 -69 $(69) $(198) 2003 2002 Pre-Tax Profit (Mils.) 49 Memo: Brazil Mkt. Share 9.0% 11.7%

SLIDE 9

INTERNATIONAL SEGMENT - ASIA PACIFIC SECOND QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East -53 -28 1st Qtr 2nd Qtr East 1037 1414 1st Qtr 2nd Qtr East 75 83 $(28) $(53) 2003 2002 2003 2002 2003 2002 $1,414 $1,037 75 83 Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000) Memo: Australia 12.8% 13.6% Mkt. Share

SLIDE 10

INTERNATIONAL SEGMENT - P.A.G. SECOND QUARTER 2003 KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East -122 166 1st Qtr 2nd Qtr East 5471 6439 1st Qtr 2nd Qtr East 196 195 $(122) $166 2003 2002 2003 2002 2003 2002 $5,471 $6,439 196 196 Memo: Mkt. Share U.S. 1.2% 1.3 % Europe 2.2 2.1 Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000)

SLIDE 11

FINANCIAL SERVICES SECTOR SECOND QUARTER 2003 PROFIT / (LOSS) B / (W) 2002 $115 $142 $(15) $(12) Pre-Tax Profits by Segment (Mils.) Total Ford Cred Hert Other 1995 MARKET PROFITS 715 661 57 -18 Total Hertz Other Financial Services $661 $57 $715 $(3) Ford Credit

SLIDE 12

FORD CREDIT RESULTS AND METRICS Receivables (Bils.) On-Balance Sheet $142 $134 * Off-Balance Sheet 65 56 Managed $207 $190 Credit Losses (Mils.) On-Balance Sheet $546 $452 Managed 636 641 Loss-to-Receivables Ratio On-Balance Sheet 1.58% 1.50 % Managed - U.S. Retail and Lease 1.23 1.72 - Worldwide Total 1.25 1.35 Allow. for Credit Losses - Worldwide Amount (Bils.) $3.1 $3.2 - Pct. Of EOP Receivables 2.19% 2.42 % Leverage (To 1)*** Financial Statement 10.4 11.3 Managed 13.3 12.9 * Includes receivables sold in securitization. See Appendix (pages 8, 9, 10 of 12) ** Includes credit losses on reacquired receivables; 1.44% excluding credit losses on reacquired receivables *** See Appendix (pages 8, 9, 10 of 12) for calculation, definitions and reconciliation 2002 2003 Second Quarter Key Metrics Income from Continuing Ops. (Mils.) $326 $401 ROE 9.6% 12.3% 2002 2003 East 521 661 $519 $661 Pre-Tax Profit (Mils.) 2nd Qtr. 2002 2nd Qtr. 2003 **

SLIDE 13

SECOND QUARTER AUTOMOTIVE CASH AND CASH FLOWS* Cash, Marketable and Loaned Securities, and VEBA Assets June 30, 2003 $28.7 $28.7 March 31, 2003 / December 31, 2002 26.6 25.3 Change in Gross Cash $ 2.1 $ 3.4 Operating Related Cash Flows Automotive Pre-Tax Profits $ 0 $ 0.7 Capital Spending (2.0) (3.4) Depreciation & Amortization 1.3 2.7 Changes in Receivables, Inventory, and Trade Payables (0.2) (0.6) U.S. Pension Contribution 0 (1.0) Capital Transactions with Financial Services Sector 0.9 1.7 Other -- Primarily Taxes, Expense & Payment Timing Differences 1.6 2.1 Total Operating Related Before Tax Refunds $ 1.6 $ 2.2 Tax Refunds 0 0.9 Total Operating Related Cash Flows $ 1.6 $ 3.1 Divestitures and Acquisitions Divestitures and Asset Sales 0.2 0.4 Capital Calls and Acquisitions 0 0 Financing Related Cash Flows Dividends to Shareholders (0.2) (0.4) All Other Financing -- Primarily Increase in Automotive Debt 0.5 0.3 Change in Gross Cash $ 2.1 $ 3.4 * See Appendix (pages 11 and 12 of 12) for reconciliation to GAAP 2003 2nd Qtr. (Bils.) 2003 1st Half (Bils.)

SLIDE 14

2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units No Change 16.4 Mils. -- Europe 17.0 million units 16.3 Mils. 16.6 Mils. Net Pricing* -- U.S. (Ford / LM) Zero Less than Zero (1.2)% -- Europe (Ford) 1% Less than Zero (2.0)% Physicals Market Share Improve in all regions On-Track Mixed Quality Improve in all regions On Track Improved Automotive Cost Performance* Improve by at least $500 million $2.5 Bils. $1.9 Bils. Capital Spending $8 billion On Track $3.4 Bils. Financial Results Automotive Income Before Taxes Breakeven On Track $662 Mils. Operating Related Cash Flows** Breakeven On Track $2.2 Bils. Ford Credit - Improve cash contribution to Parent On Track $1.9 Bils. - Maintain managed leverage in low On-Track 12.9 to 1 end of 13-14 to 1 range*** 2003 Milestone * At constant volume, mix, and exchange (see Appendix (pages 5 and 7 of 12) for reconciliation to GAAP) ** Excluding tax refunds *** See Appendix (pages 11 and 12 of 12) for calculation, definitions and reconciliation Full Year Outlook Base 1st Half

SLIDE 15

2003 COST PERFORMANCE 2003 First Half (Bils.) Full Year Expectation (Bils.) Cost Performance Results $1.9 About $2.5 Costs Increasing New Product Program Costs Pension / Healthcare Depreciation / Amortization Costs Decreasing Current Model Product Costs Quality-Related Manufacturing / Engineering Overhead

SLIDE 16

OUTLOOK Third Quarter production lower than year ago 810,000 units in North America, down 141,000 units 335,000 units in Europe, down 22,000 units 150,000 units at P.A.G., down 4,000 units High incentive spending continues Full year cost improvement of about $2.5 billion Ford Credit returning to trend levels Continued focus on improving efficiency of our business Earnings Per Share Outlook Third Quarter ~ $(0.15) Full Year $0.70

SLIDE 17

SAFE HARBOR Greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; A market shift from truck sales in the U.S.; Economic difficulties in South America or Asia; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; A further credit rating downgrade; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

SLIDE 18

DEFINITION OF AUTOMOTIVE SEGMENTS North America International Europe South America Asia Pacific Premier Automotive Group (P.A.G.) Other Other Automotive Ford, Lincoln, and Mercury brands in U.S., Canada, and Mexico Ford Brand Ford Brand Ford Brand Jaguar, Land Rover, Volvo, and Aston Martin worldwide Includes Ford share of Mazda earnings Primarily net interest Appendix (Page 1 of 12)

SECOND QUARTER AUTOMOTIVE SUMMARY Appendix (Page 2 of 12) North America 1,120 980 $23.1 $20.7 $ 921 $ 445 International Europe 417 409 $ 4.9 $ 5.2 $ (18) $(525) South America 46 49 0.4 0.4 (198) (69) Asia Pacific 75 83 1.0 1.4 (53) (28) P.A.G. 196 196 5.5 6.4 (122) 166 Other - - - - 20 45 Total International 734 737 $11.8 $13.5 $(371) $(411) Other Automotive - - 0.3 - (147) (31) Total Automotive 1,854 1,717 $35.2 $34.2 $403 $ 3 2002 (000) 2003 (000) 2002 (Bils.) 2003 (Bils.) 2002 (Mils.) 2003 (Mils.) Vehicle Unit Sales Revenue Pre-Tax Profits

PRODUCTION VOLUMES North America 1,008 (168) 810 (141) Europe 406 (23) 335 (22) P.A.G. 182 (8) 150 (4) Units (000) 2003 Actual Appendix (Page 3 of 12) Second Quarter B / (W) 2002 (000) Units (000) Third Quarter 2003 Forecast B / (W) 2002 (000)

U.S. MARKET DATA Appendix (Page 4 of 12) Corporate Market Share 21.2% 20.6% 21.3 % Sales Mix (Ford / LM) Fleet Sales (Pct. of Total) 28% 27% 28 % Red Carpet Lease (Pct. of Total) 7 5 13 Red Carpet Lease (Pct. of Retail) 10 7 18 Inventory Days' Supply (Ford / LM) Car 66 67 64 Truck 95 86 68 Average 84 80 67 1st Qtr. 2003 2ndQtr. 2003 Memo 2nd Qtr. 2002

RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Appendix (Page 5 of 12) Automotive Sales 2003 $20,698 $21,120 $5,196 $12,704 $42,913 $21,414 $10,219 $12,774 2002 23,087 20,613 4, 881 11,705 44,560 20,726 9,019 11,883 2003 B / (W) $ (2,389) $ 507 $ 315 $ 999 $ (1,647) $ 688 $ 1,200 $ 891 than 2002 Memo: Chg. in 2.5% 8.5% 3.3% 7.5 % Auto. Sales Explanation of Change (Pct.) Mix, Exchange, Other 5.2% 11.1% 4.5% 9.5 % Net Pricing (2.7) (2.6) (1.2) (2.0) Total 2.5% 8.5% 3.3% 7.5 % North America (Mils.) (Per Unit) Second Quarter Europe (Per Unit) (Mils.) North America (Mils.) (Per Unit) First Half Europe (Per Unit) (Mils.)

COSTS AND EXPENSES AUTOMOTIVE SECTOR Appendix (Page 6 of 12) Total Cost and Expenses $34,610 $34,156 $454 $66,841 $67,553 $(712) Select Cost Items Included Above: Depreciation $ 631 $ 644 $ (13) $1,219 $1,337 $(118) Amortization 651 667 (16) 1,223 1,352 (129) Selling and Admin. 2,296 2,415 (119) 4,551 4,667 (116) Post-Retirement Expense 572 790 (218) 1,060 1,588 (528) 2002 (Mils.) 2003 (Mils.) 2003 B / (W) 2002 (Mils.) Second Quarter 2002 (Mils.) 2003 (Mils.) 2003 B / (W) 2002 (Mils.) First Half

RECONCILIATION OF AUTOMOTIVE COST PERFORMANCE TO COST OF SALES AND SELLING, ADMINISTRATIVE, AND OTHER EXPENSE Appendix (Page 7 of 12) Total 2002 Cost and Expenses $(34.6) $(66.8) 2003 B / (W) 2002 Volume, Mix and Exchange-Related Cost Changes $ (0.9) $ (2.7) Automotive Year-Over-Year Cost Performance 1.3 1.9 B / (W) 2002 $ 0.4 $ (0.8) Total 2003 Cost and Expenses $(34.2) $(67.6) 2nd Qtr. (Bils.) 1st Half. (Bils.)

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables - receivables reported on Ford Credit's balance sheet (including FCAR) and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service (i.e., Non-FCAR securitizations) Serviced-Only Receivables - receivables Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Managed Credit Losses - credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Overborrowing - proceeds generated from funding transactions in excess of immediate funding needs Impact of On-Balance Sheet Securitization - retail installment receivables reported on Ford Credit's balance sheet include receivables sold for legal purposes in securitizations. These receivables are available only to pay securitization investors and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the obligation of Ford Credit Appendix (Page 8 of 12)

FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest on Securitized Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio Appendix (Page 9 of 12)

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt $142.1 $146.2 Total Securitized Receivables Outstanding 65.7 56.0 Retained Interest in Securitized Receivables (11.5) (14.5) Adjustments for Cash and Cash Equivalents (4.2) (9.7) Adjustments for SFAS 133 (3.3) (6.6) Adjusted Debt $188.8 $171.4 Total Stockholder's Equity $ 13.7 $ 12.9 Adjustments for SFAS 133 0.5 0.4 Adjustments for Minority Interest ** ** Adjusted Equity $ 14.2 $ 13.3 Managed Leverage To 1*** 13.3 12.9 Financial Statement Leverage = Total Debt / Equity 10.4 11.3 * Includes $11.3 billion of debt issued by FCAR which is payable solely out of collections of receivables underlying FCAR's assets and is not the obligation of Ford Credit ** Less than $50 million *** Adjusted Debt / Adjusted Equity June 30, 2002 (Bils.) June 30, 2003 (Bils.) Leverage Calculation * Appendix (Page 10 of 12)

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 7.5 $ 2.3 * $ 8.5 Marketable Securities 17.4 15.0 (2.4) 14.9 Loaned Securities 0 4.6 4.6 0 Total Cash / Market. Sec. $22.6 $27.1 $ 4.5 $23.4 VEBA 2.7 1.6 (1.1) 1.5 Gross Cash $25.3 $28.7 $ 3.4 $24.9 * Automotive cash flow as shown in our sector statement of cash flows Dec 31 2002 (Bils.) Jun 30 2003 (Bils.) Jun 30, 2003 B / (W) Dec 31, 2002 (Bils.) Appendix (Page 11 of 12) Memo: Jun 30 2002 (Bils.) $3.8

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities $ 3.0 $ 2.7 $ 5.7 Trading* Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $ 0.8 $ 0.9 $ 1.7 Capital Expenditures (1.4) (2.0) (3.4) Net Transactions Between Auto. and Financial Services (0.3) 0 (0.3) Sectors** Other, Primarily Exclusion of Inflow from VEBA Drawdown (0.6) 0 (0.6) Total Reconciling Items $(1.5) $(1.1) $(2.6) Operating Related Cash Flows $ 1.5 $ 1.6 $ 3.1 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows YTD (Bils.) Appendix (Page 12 of 12) 2nd Qtr. (Bils.) 1st Qtr. (Bils.) 2003

Exhibit 99.9

SECOND QUARTER 2003 FIXED INCOME PRESENTATION July 16, 2003

Earnings Per Share $0.22 $(0.07) $0.67 $0.96 Net Income (Mils.) $417 $(153) $1,313 $1,837 - Income from Continuing Operations 425 (194) 1,324 785 Revenue (Bils.) Total Sales and Revenue $40.7 $(1.5) $81.6 $(0.1) Automotive Sales 34.2 (1.0) 68.4 1.0 Vehicle Unit Sales (000) 1,717 (137) 3,430 (100) Automotive Return On Sales Worldwide 0.3% (0.6) Pts. 1.0% 0.8 Pts. Automotive Cash, Marketable and Loaned Securities and VEBA* Assets (Bils.) Gross $28.7 $3.8 $28.7 $3.8 Net of Automotive Debt 14.2 3.3 14.2 3.3 Operating-Related Cash Flows Before Tax Refunds 1.6 ** - 2.2 ** - * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** See Appendix for reconciliation to GAAP SECOND QUARTER RESULTS 2003 B / (W) 2002 Second Quarter 2003 B / (W) 2002 First Half

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2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units No Change 16.4 Mils. -- Europe 17.0 million units 16.3 Mils. 16.6 Mils. Net Pricing* -- U.S. (Ford / LM) Zero Less than Zero (1.2)% -- Europe (Ford) 1% Less than Zero (2.0)% Physicals Market Share Improve in all regions On Track Mixed Quality Improve in all regions On Track Improved Automotive Cost Performance* Improve by at least $500 million $2.5 Bils. $1.9 Bils. Capital Spending $8 billion On Track $3.4 Bils. Financial Results Automotive Income Before Taxes Breakeven On Track $662 Mils. Operating Related Cash Flows** Breakeven On Track $2.2 Bils. Ford Credit - Improve cash contribution to Parent On Track $1.9 Bils. - Maintain managed leverage in low On Track 12.9 to 1 end of 13-14 to 1 range*** 2003 Milestone * At constant volume, mix, and exchange (see Appendix for reconciliation to GAAP) ** Excluding tax refunds *** See Appendix for calculation, definitions and reconciliation Full Year Outlook Base 1st Half

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FCAR UPDATE FCAR, our principal single-seller ABCP conduit, was brought onto Ford Credit's balance sheet in the Second Quarter The sale of receivables to the issuing trusts remains a legal "true sale" FCAR remains bankruptcy remote from Ford Credit The consolidation has no material impact on earnings, back-up credit facilities, unsecured debt funding programs, or other securitization programs No impact on business practices Because of this change, it is appropriate that we note the impact on affected metrics: Loss-to-Receivables Ratio for on-balance-sheet receivables includes losses on reacquired FCAR receivables, which are treated as a reduction to financing margin under GAAP Financial Statement Debt-to-Equity Ratio will include debt issued by FCAR; Managed Debt-to-Equity Ratio is unchanged Allowance for Credit Losses is unchanged, however, when expressed as a percentage of receivables, the ratio will be lower since on-balance-sheet receivables include reacquired receivables

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FORD CREDIT RESULTS AND METRICS Receivables (Bils.) On-Balance Sheet $142 $134 * Off-Balance Sheet 65 56 Managed $207 $190 Credit Losses (Mils.) On-Balance Sheet $546 $452 Managed 636 641 Loss-to-Receivables Ratio On-Balance Sheet 1.58% 1.50%** Managed - U.S. Retail and Lease 1.23 1.72 - Worldwide Total 1.25 1.35 Allow. for Credit Losses - Worldwide Amount (Bils.) $3.1 $3.2 - Pct. Of EOP Receivables 2.19% 2.42 % Leverage (To 1)*** Financial Statement 10.4 11.3 Managed 13.3 12.9 * Includes receivables sold in securitizations. See Appendix ** Includes credit losses on reacquired receivables; 1.44% excluding credit losses on reacquired receivables *** See Appendix for calculation, definitions and reconciliation 2002 2003 Second Quarter Key Metrics Income from Continuing Ops. (Mils.) $326 $401 ROE 9.6% 12.3% 2002 2003 East 521 661 $519 $661 Pre-Tax Profit (Mils.) 2nd Qtr. 2002 2nd Qtr. 2003

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Q2 Q3 Q4 Q1 Q2 Worldwide Managed 0.0125 0.0139 0.0156 0.0142 0.0135 Worldwide Owned 0.0158 0.0171 0.0192 0.0161 0.015 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.019 0.0195 Q2 Q3 Q4 Q1 Q2 Ford Credit U.S. Managed LTR 0.0123 0.0151 0.0187 0.0184 0.0172 Ford Credit U.S. Owned 0.0153 0.0188 0.0235 0.021 0.0182 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.019 0.0195 CREDIT LOSS METRICS Managed Q2 Q3 Q4 Q1 Q2 Owned 546 591 639 493 452 Securitized 90 115 152 192 189 Worldwide Credit Losses - Charge-Offs (Mils.) On-Balance Sheet Managed $706 $791 Q2 Q3 Q4 Q1 2002 Q2 Q2 Q3 Q4 Q1 2002 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio On-Balance Sheet Managed Worldwide Loss-to-Receivables Ratio On-Balance Sheet Q2 2003 Q2 Q3 Q4 Q1 Q2 2003 $636 $685 2002 2003 *Includes credit losses on reacquired receivables; 1.70% excluding losses on reacquired receivables $641 *

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Q2 Q3 Q4 Q1 Q2 Worldwide Owned 45 50 53 51 44 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 NON-BANKRUPT 0.0031 0.0048 0.0048 0.0043 0.0029 0.0038 0.0035 0.0043 0.0035 Over-60-Day Delinquencies Q2 Q3 Q4 Q1 Repossessions (000) Q2 Q2 Q3 Q4 Q1 Q2 Worldwide Owned 6750 7000 7500 7350 7300 Q2 Q3 Q4 Q1 2002 Repossession Severity Q2 2003 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2001 2002 2003 Q2 Q2 Q3 Q4 Q1 Q2 Repossession Ratio 2.47 2.81 3.2 3.18 3.03 2.47% 2.81% 3.20% 3.18% 3.03% 2002 2003 Repo. Ratio Memo: New Bankruptcy Filings (000) 26 23 23 31 30 29 28 28 29

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Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003 RR 24-Month 0.76 0.76 0.75 0.79 0.76 RR 36-Month 0.6 0.59 0.64 0.73 0.72 RESIDUAL LOSS METRICS Auction values in the Second Quarter were about equal to the First Quarter and our expectation Lease return rates to Ford Credit were down compared with First Quarter, but return rates on 36-month contracts are up from a year ago Outstanding lease contracts are down 30% from a year ago -- reducing future residual loss exposure We have reduced contractual lease-end values -- another action that reduces future residual loss exposure Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003 AV 24-Month 14205 13999 13524 13505 13405 AV 36-Month 12730 12251 11526 11550 11560 Ford Credit U.S. Auction Values (At Q2 2003 Mix) Ford Credit U.S. Lease Return Rates 36-Month 24-Month Q2 Q2 Q3 Q4 Q1 Q2 Q2 Q3 Q4 Q1 2002 2003 2003 2002 36-Month 24-Month

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PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook Short- Term Fitch BBB+ Negative F-2 Moody's Ford Motor Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB Negative A-2

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2003 Equity 13 Term Debt/Other 113 Securitization 32 ABS CP 18 Commercial Paper 10 Overborr 0 FORD CREDIT FUNDING STRUCTURE 2001 2002 Q2 Equity 13 14 13 Term Debt/Other 131 125 123 Securitization 34 36 36 ABS CP 12 17 17 Commercial Paper 16 9 8 Overborrow -2 -5 -8 Equity Unsecured Commercial Paper Asset-Backed Commercial Paper $204 $198 $175-180 $16 $34 $12 $32-35 $131 $125 $111-115 $13 $14 $12-13 2001 2002 2003 Forecast $17 $36 Funding of Managed Receivables (Billions) Securitized Receivables as Percentage of Managed Receivables 23% 27% 28% 27% - 31% *See the appendix for additional information June 30, 2003 $190 $8-10 $17 $36 $124 $13 Term Asset-Backed Securities Term Debt and Other $(2) $(8) Overborrowing* $? $9 $8 $(5) $15-20

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Term Debt GlobLSTM $19 $ 2 $ 0 Non-Dollar Denominated 17 9 5 Retail / MTN / Other 4 3 2 Total Term Debt $40 $14 $ 7 $1 - 3 $ 8 - 10 Term Public Securitization* 20 17 8 4 - 7 12 - 15 Total Term Funding $60 $31 $15 $5 - 10 $20 - 25 FORD CREDIT PUBLIC TERM FUNDING PLAN 2001 Actual (Bils.) June 30 (Bils.) Transaction Type 2002 Actual (Bils.) * Reflects new bonds issued; excludes asset sales to commercial paper conduits and whole-loan sales ** See the appendix for additional information Full Year (Bils.) Remaining (Bils.) 2003 Memo: Prior Forecast $19 -- 25 Memo: Cash $ 3 $ 7 $10 $ ? Overborrowing** 2 5 8 ?

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Memo: Bank-Sponsored Conduits Total $12.2 $12.5 Available 7.4 7.6 Renewed bank lines for an additional year $800 million reduction, more than explained by roll-off of 5-year lines terminated in 1999 Majority of commitments are five- year facilities Maintained no MAC clause or financial covenants Increased asset-backed CP facilities to $16.4 billion, including reallocation of lines Maintained over $12 billion in bank- sponsored conduit capacity; $7.6 billion available for use 7/1/2001 7/1/2002 Ford 7.6 6.7 FCE Bank 4.9 3.3 Ford Credit 7.1 5.2 Asset-Backed CP 12.8 16.4 BACK-UP CREDIT FACILITIES REMAIN STRONG July 1, 2002 July 1, 2003 Billions * Ford lines may be used by Ford Credit and/or FCE at Ford's option Year-Over-Year Actions $31.6 ABCP Lines (FCAR & Motown) $32.4 Ford * FCE Bank Global Lines Ford Credit

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Unsecured CP FCAR Motown Other Lines Conduits Total Back-up liquidity 8.4 1.2 11.3 6 26.9 Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 15.2 1.4 16 0.4 7.6 8 48.6 FORD CREDIT LIQUIDITY PROGRAMS Back-Up Liquidity Global Other Bank FCAR Motown Unused Over- Total Lines Lines Lines Lines Conduits borrowing Short-Term Borrowing Unsecured Bank FCAR Motown Total CP Lines Notes Back-up liquidity exceeds short-term borrowing by $21.7 billion Motown Notes may be increased by an additional $2.5 billion with existing back- up liquidity lines Billions at July 1, 2003 Billions at June 30, 2003 Committed Credit Facilities = $33 Billion * * Includes $6.7 billion of Ford bank lines that Ford Credit and/or FCE can use at Ford's option

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Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Owned Receivables and Retained Interests 46 57 78 104 125 Financial Statement Debt 9 12 26 55 111 FORD CREDIT LIQUIDATION OF ASSETS / LIABILITIES Cumulative Maturities - As of May 31, 2003 -- (Billions) All values are for the U.S., Canada, and Ford Credit Europe Debt maturities are net of overborrowings Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Interest Earning Assets (excluding On-Balance Sheet Securitized) at Face Value Interest Bearing Debt (excluding On-Balance Sheet Securitization Debt) at Face Value

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FORD CREDIT LEVERAGE 2000 2001 2002 June Managed 13.9 14.8 12.8 12.9 Manag 13.9 14.8 12.8 12.9 Owned 11.9 12.2 10.3 11.3 Owned 11.9 12.2 10.3 11.3 * Managed Managed leverage is about equal to year-end and slightly below our target range of 13 - 14 times. Ford Credit paid a $900 million dividend in the Second Quarter, based primarily on continuing profitability and a reduction in assets Debt-to-Equity Ratio Financial Statement 2000 2001 June 2003 *14.1 including $700 million capital contribution in January, 2002 **10.5 excluding debt issued by FCAR 2002 **

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SUMMARY Ford Second Quarter profits exceeded expectations Revitalization Plan is on track Cash and liquidity remain strong Ford Credit Solid profits in the Second Quarter -- full year results expected to be about the same as 2002 Priorities continue to be a focus on the core business Originate: Buy it right Service: Operate efficiently; collect effectively Fund: Fund efficiently; manage risks 2003 funding is ahead of schedule and liquidity remains very strong

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Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including a significant decline in automotive industry sales, lower-than-anticipated market acceptance of new or existing Ford products, increased regulations, work stoppages at key Ford or supplier facilities, the discovery of defects in Ford vehicles, a credit rating downgrade, higher-than-expected credit losses, collection and servicing problems, lower-than- anticipated residual values for leased vehicles, currency or interest rate fluctuations, and a major capital market disruption RISK FACTORS

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APPENDIX

DEFINITION OF AUTOMOTIVE SEGMENTS North America International Europe South America Asia Pacific Premier Automotive Group (P.A.G.) Other Other Automotive Ford, Lincoln, and Mercury brands in U.S., Canada, and Mexico Ford Brand Ford Brand Ford Brand Jaguar, Land Rover, Volvo, and Aston Martin worldwide Includes Ford share of Mazda earnings Primarily net interest

SECOND QUARTER AUTOMOTIVE CASH AND CASH FLOWS* Cash, Marketable and Loaned Securities, and VEBA Assets June 30, 2003 $28.7 $28.7 March 31, 2003 / December 31, 2002 26.6 25.3 Change in Gross Cash $ 2.1 $ 3.4 Operating Related Cash Flows Automotive Pre-Tax Profits $ 0 $ 0.7 Capital Spending (2.0) (3.4) Depreciation & Amortization 1.3 2.7 Changes in Receivables, Inventory, and Trade Payables (0.2) (0.6) U.S. Pension Contribution 0 (1.0) Capital Transactions with Financial Services Sector 0.9 1.7 Other -- Primarily Taxes, Expense & Payment Timing Differences 1.6 2.1 Total Operating Related Before Tax Refunds $ 1.6 $ 2.2 Tax Refunds 0 0.9 Total Operating Related Cash Flows $ 1.6 $ 3.1 Divestitures and Acquisitions Divestitures and Asset Sales 0.2 0.4 Capital Calls and Acquisitions 0 0 Financing Related Cash Flows Dividends to Shareholders (0.2) (0.4) All Other Financing -- Primarily Increase in Automotive Debt 0.5 0.3 Change in Gross Cash $ 2.1 $ 3.4 * See Appendix 3 and 4 for reconciliation to GAAP 2003 2nd Qtr. (Bils.) 2003 1st Half (Bils.) - Appendix 2 -

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 7.5 $ 2.3 * $ 8.5 Marketable Securities 17.4 15.0 (2.4) 14.9 Loaned Securities 0 4.6 4.6 0 Total Cash / Market. Sec. $22.6 $27.1 $ 4.5 $23.4 VEBA 2.7 1.6 (1.1) 1.5 Gross Cash $25.3 $28.7 $ 3.4 $24.9 * Automotive cash flow as shown in Ford's sector statement of cash flows Dec 31 2002 (Bils.) Jun 30 2003 (Bils.) Jun 30, 2003 B / (W) Dec 31, 2002 (Bils.) - Appendix 3 - Memo: Jun 30 2002 (Bils.) $3.8

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities $ 3.0 $ 2.7 $ 5.7 Trading* Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $ 0.8 $ 0.9 $ 1.7 Capital Expenditures (1.4) (2.0) (3.4) Net Transactions Between Auto. and Financial Services (0.3) 0 (0.3) Sectors** Other, Primarily Exclusion of Inflow from VEBA Drawdown (0.6) 0 (0.6) Total Reconciling Items $(1.5) $(1.1) $(2.6) Operating Related Cash Flows $ 1.5 $ 1.6 $ 3.1 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows YTD (Bils.) - Appendix 4 - 2nd Qtr. (Bils.) 1st Qtr. (Bils.) 2003

RECONCILIATION OF AUTOMOTIVE COST PERFORMANCE TO COST OF SALES AND SELLING, ADMINISTRATIVE, AND OTHER EXPENSE Total 2002 Cost and Expenses $(34.6) $(66.8) 2003 B / (W) 2002 Volume, Mix and Exchange-Related Cost Changes $ (0.9) $ (2.7) Automotive Year-Over-Year Cost Performance 1.3 1.9 B / (W) 2002 $ 0.4 $ (0.8) Total 2003 Cost and Expenses $(34.2) $(67.6) 2nd Qtr. (Bils.) 1st Half. (Bils.) - Appendix 5 -

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below. Information about the impact of on-balance sheet securitization is also included below : Managed Receivables - receivables reported on Ford Credit's balance sheet (including FCAR) and receivables Ford Credit sold in off-balance-sheet securitizations and continues to service (i.e., Non-FCAR securitizations) Serviced-Only Receivables - receivables Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Managed Credit Losses - credit losses associated with receivables reported on Ford Credit's balance sheet plus credit losses associated with receivables Ford Credit sold in off-balance sheet securitizations and continues to service Overborrowing - proceeds generated from funding transactions in excess of immediate funding needs Impact of On-Balance Sheet Securitization - retail installment receivables reported on Ford Credit's balance sheet include receivables sold for legal purposes in securitizations. These receivables are available only to pay securitization investors and are not available to pay the obligations of Ford Credit or the claims of Ford Credit's creditors. Debt reported on Ford Credit's balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the obligation of Ford Credit - Appendix 6 -

FORD CREDIT RATIO DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + - Retained Interest on Securitized Receivables Credit Losses = + Losses on Reacquired Receivables Average Net Receivables Loss-to-Receivables Ratio - Appendix 7 -

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt $142.1 $146.2 Total Securitized Receivables Outstanding 65.7 56.0 Retained Interest in Securitized Receivables (11.5) (14.5) Adjustments for Cash and Cash Equivalents (4.2) (9.7) Adjustments for SFAS 133 (3.3) (6.6) Adjusted Debt $188.8 $171.4 Total Stockholder's Equity $ 13.7 $ 12.9 Adjustments for SFAS 133 0.5 0.4 Adjustments for Minority Interest ** ** Adjusted Equity $ 14.2 $ 13.3 Managed Leverage To 1*** 13.3 12.9 Financial Statement Leverage = Total Debt / Equity 10.4 11.3 * Includes $11.3 billion of debt issued by FCAR which is payable solely out of collections of receivables underlying FCAR's assets and is not the obligation of Ford Credit ** Less than $50 million *** Adjusted Debt / Adjusted Equity June 30, 2002 (Bils.) June 30, 2003 (Bils.) Leverage Calculation - Appendix 8 - *